EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Roth CH Acquisition V Co. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), we, Byron Roth and John Lipman, Co-Chief Executive Officers and Co-Chairmen of the Board of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2022

/s/ Byron Roth
Byron Roth
Co-Chief Executive Officer and Co-Chairman of the Board
(Co-Principal Executive Officer)

/s/ John Lipman
John Lipman
Co-Chief Executive Officer and Co-Chairman of the Board
(Co-Principal Executive Officer)